UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 2, 1999

HAMILTON-BIOPHILE COMPANIES
(Exact name of registrant as specified in this charter)

NEVADA	0-11969	22-2408186
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1224 Washington Avenue, Miami Beach,Florida		33139
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, including area code: (305) 531-1174 or (305) 439-7416

7321 Roseville Road, Suite 10, Sacramento, California 95842
(Former Name or Former Address, if Changes Since Last Report)

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

Hamilton-Biophile Companies, a Nevada corporation (the "Company"), formerly named Mehl/Biophile International Corporation, and prior to such name, was named Selvac Corporation. On January 3, 2000 the Company filed a petition under chapter 11 of title 11, United States Code (the "Bankruptcy Code") for Chapter 11 reorganization in US Bankruptcy Court, Eastern District of California, Case No. 00-20004-A-11. Hamilton-Biophile Companies remained in possession of their assets and properties, and continued to operate its businesses and manage its properties as debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. On March 27, 2001 the Bankruptcy Court issued an order confirming the Company's first amended plan of reorganization and a Final Decree was entered on July 3, 2003. On April 9, 2004 the Bankruptcy Court issued an order reopening the proceeding and granted the Company's application to complete a stock purchase agreement entered into between the Company and Brampton Crest International, LLC.

Brampton Crest International, LLC, a Limited Liability Company (herein "Brampton LLC"), duly organized under the laws of the State of Florida has provided $50,000 in organizational costs, and other support, to reorganize Hamilton Biophile Companies into three separate companies. One new subsidiary, named Hamilton PNG, will continue with the existing liposome and neutron businesses which will not be operated by Brampton LLC. A second new subsidiary, named Hamilton Improved Products, will have the option to continue with a pothole patching equipment business which also will not be operated by Brampton LLC. The remaining operations are being conducted by Hamilton Biophile Companies, whose name changed to Brampton Crest International Inc. ("BCIN"). The primary operations consist of commercializing the cellulite product line and to combine with other businesses. As consideration for undertaking this transaction, Brampton LLC and certain third parties have received 40,000,000 million shares of Hamilton Biophile Companies and three year warrants to purchase 40,000,000 million shares of Hamilton Biophile Companies at a price of $0.001.

The material underlying Bankruptcy documents and the Results of Operations (from February 2001 forward) are attached hereto as Exhibits.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Joseph Decosimo and Company audited the Company balance sheets as of May 31, 1997 and the related statements of operations, stockholders' deficit and cash flows for the years then ended. Such financial statements accompanied the Company's Form 10-KSB for the year ended May 31, 1997, and along with the report of independent accountants were filed with the Securities and Exchange Commission on September 11, 1997. In its report, Joseph Decosimo and Company stated that the Company had sustained recurring losses from operations which at that time raised substantial doubt about its ability to continue as a going concern.

Joseph Decosimo and Company was appointed as the Company's auditor in June, 1997. After completion of the audit for the year ending May 31, 1997 the company and Joseph Decosimo and Company mutually determined not to enter into an engagement for the next fiscal year due to the Company's financial difficulty. Since the original engagement of Joseph Decosimo and Company, there have been no disagreements with Joseph Decosimo and Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events. The Company's financial statements have not been audited since May 31, 1997 due to its financial condition. The Company's management has changed since its last audit and it was determined that, while there was no concern regarding the quality of the audits performed by Joseph Decosimo and Company, a new independent certified public accountant would be in the best interests of the shareholders of the Company.

On June 11, 2004, the Company engaged Berenfeld, Spritzer, Shechter & Sheer to act as the Company's independent certified public accountant. Berenfeld, Spritzer, Shechter & Sheer Certified Public Accountants were appointed by the Company on June 11, 2004 to audit the Company's financial statements for the fiscal years ended December 31, 2001, 2002 and 2003. During our two most recent fiscal years and the subsequent interim period preceding their appointment as independent accountants, neither the Company nor anyone on its behalf consulted Berenfeld, Spritzer, Shechter & Sheer regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, nor has the Company's provided to the Company a written report or oral advice regarding such principles or audit opinion, nor has there been any disagreements between Berenfeld, Spritzer, Shechter & Sheer and the Company, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

The Company has provided Joseph Decosimo and Company with a copy of the disclosure provided under this caption of this Report, and advised it to provide the Company with a letter addressed to the Securities and Exchange Commission as to whether it agrees or disagrees with the disclosures made herein. Upon receipt, Joseph Decosimo and Company's response will be filed with the SEC on Form 8-K/A as Exhibit 16.1 pursuant to Item 304(a)(3) of Regulation S-B.

ITEM 5. OTHER EVENTS

     On June 2, 1999 the United States District Court for the District of Columbia entered a final judgment by default against Mehl Biophile International, Inc. (which later changed its name to Hamilton Biophile Companies) enjoining the Company from violating Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable rules thereunder and compelling the Company to file with the SEC certain of its quarterly and annual reports under the Exchange Act.

     On January 3, 2000 the Company filed a petition for Chapter 11 reorganization under the U.S. Bankruptcy Code. On March 27, 2001 the Bankruptcy Court issued an order confirming the Company's first amended plan of reorganization and a Final Decree was entered on July 3, 2003. On April 9, 2004 the Bankruptcy Court issued an order reopening the proceeding and granted the Company's application to complete a stock purchase agreement entered into between the Company and Brampton Crest International, LLC.

     On June 8, 2004 the U.S. Securities and Exchange Commission issued an order pursuant to Section 12(k) of the Exchange Act suspending trading in the securities of the Company for the period 9:30 a.m. EDT on June 8, 2004 through 11:59 p.m. EDT on June 21, 2004 because of an alleged lack of current and accurate information concerning the securities of the Company. The SEC alleged that the Company had failed to file with the SEC periodic reports under the Exchange Act since the period ending September 30, 2001.

     On June 8, 2004 the SEC also instituted an administrative proceeding against the Company pursuant to Section 12(j) of the Exchange Act to determine whether the Company's registration pursuant to Section 12 of the Exchange act should be revoked or in the alternative, suspended for a period not exceeding twelve months. On June 25, 2004 the Company filed its answer to the SEC's order instituting public administrative proceedings in which it asserted a defense to the allegations and relief sought. The hearing in this matter is currently scheduled to commence on July 20, 2004.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS.

On May 26, 2004, Gregory Gilbert, John Fitzgerald and Ed Iconis resigned their positions as Hamilton Biophile Company's executive officers and from the Company's Board of Directors. Gregory Gilbert, John Fitzgerald, Ed Iconis, and Ed Cook have no disagreement with the Company on any matter relating to its operations, policies or practices.

Gregory Gilbert, John Fitzgerald and Ed Iconis roles with the Company have already been transitioned to J. Rod Martin, a managing member of our controlling shareholder, Brampton Crest International, LLC, who holds the position of President and sole member of the Board of Directors.

J. ROD MARTIN: J. Rod Martin, President and Director of the Company was from 1999-2001 Chairman of the Board of Directors of GSociety, Inc., a niche market media/entertainment company. From 1995 to 1999, Mr. Martin was the principal shareholder and Chief Executive Officer of South Beach Cards, Inc. a world wide wholesaler of fine photography greeting cards, posters and calendars. From 1990 to 1994, Mr. Martin worked as an independent investment banker and acted as a consultant to public and private companies. From 1987 to 1990, Mr. Martin was the Regional Sales Manager for Gant and Associates, a national U.S. brokerage firm. From 1985 to 1987, Mr. Martin was Director of Marketing and Sales for Martin Machinery Company, a family-based industrial machine tool distributor. Mr. Martin has a B.S. in Marketing and Finance from the University of Arkansas.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description

99.1 *	Hamilton-Biophile Companies selected filings with the US Bankruptcy Court, Eastern District of California, Case No. 00-20004-A-11 under Chapter 11 of the Bankruptcy Code, including March 27, 2001 Order Confirming Plan of Reorganization, July 3, 2003 Final Decree, March 22, 2004 Application to Reopen Case and Stock Purchase Agreement attached as an Exhibit to the Application, April 9 2004 Order Reopening Proceedings and Granting Application completing Stock Purchase Agreement, Exhibits to Declaration of Gregory Gilbert, Stock Purchase Agreement, Flow chart, trustee fee chart, March 22, 2004 Civil minutes, Revested Debtors Ex Parte Application for Correction of Final Ruling, Declaration of Gregory Gilbert in Support of Revested Debtors Ex Parte Application for Correction of Final Ruling, proof of service, May 10 Order Correction of Final Ruling.

99.2.(A) *	Hamilton-Biophile Companies operating monthly reports from February, 2001 to July, 2002 as filed with the US Bankruptcy Court, Eastern District of California, Case No. 00-20004-A-11

99.2.(B)	Hamilton-Biophile Companies operating monthly reports from August, 20021 to April, 2004 as filed with the US Bankruptcy Court, Eastern District of California, Case No. 00-20004-A-11

99.3	Engagement letter with Berenfeld, Spritzer, Shechter & Sheer.

* Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HAMILTON-BIOPHILE COMPANIES

By	/s/ J. Rod Martin

J. Rod Martin
President,
Principal Financial Officer
Principal Accounting Officer
Chairman of the Board of Directors

Date: July 13, 2004
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